Exhibit 23.6

BY EMAIL ONLY

25 October 2024

HTL Capital Ltd. (the “Company”)

5/F, Sattva Galleria

BBMP Khata No. 277/278/316

Byatarayanapura, Virupakshapura

Ward No.277, Bengaluru,

Karnataka 560092 India

Attention: Board of Directors

Dear Sir/ Madam,

FORM F-1, AS AMENDED AND SUPPLEMENTED – LETTER OF CONSENT

1.	We have acted as legal advisors as to the tax laws of the United States to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission, under the United States Securities Act of 1933, as amended to date in relation to the offer and resale of up to 3,750,000 ordinary shares with no par value.

2.	We confirm that we consent to reference to our name under the caption “Taxation” in the Registration Statement.

3.	We hereby consent the filing of this letter as an exhibit to the Registration Statement.

Yours sincerely,

/s/ Altro LLP
FOR ALTRO LLP

1200 McGill College, Suite 1905, Montreal, QC H3B 4G7 / Tel: 1.888.462.5876 / www.altrolaw.com

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